UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 12, 2004

The DIRECTV Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-26035	52-1106564
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2250 East Imperial Highway El Segundo, California	90245
(Address of Principal Executive Offices)	(Zip Code)

(310) 964-0808

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5.	Other Events.

On May 12, 2004, the U.S. District Court for the Central District of California (the “Court”) entered an order granting DIRECTV, Inc.’s (“DIRECTV”) motions eliminating all of the remaining claims asserted against DIRECTV by Pegasus Satellite Television, Inc. and Golden Sky Systems, Inc. (together, “Pegasus”) in a lawsuit filed more than four years ago. The decision does not affect the $51.5 million jury verdict entered in DIRECTV’s favor against Pegasus on April 14, 2004, which is pending a decision on the award of additional interest of almost $13 million claimed by DIRECTV.

A copy of DIRECTV’s press release related to the order, dated May 13, 2004, is attached hereto as Exhibit 99.1 and is incorporated herein by reference. A copy of the order entered by the Court on May 12, 2004 is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

Exhibit No.	Exhibit

99.1	DIRECTV Press Release, dated May 13, 2004

99.2	Order of the United States District Court for the Central District of California Granting DIRECTV’s Motion to Dismiss Pegasus’ Remaining Claims, entered on May 12, 2004

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The DIRECTV Group, Inc.

Date:	May 14, 2004	By:	/s/ Larry D. Hunter

		Name:	Larry D. Hunter
		Title:	Executive Vice President and General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	DIRECTV Press Release, dated May 13, 2004

99.2	Order of the United States District Court for the Central District of California Granting DIRECTV’s Motion to Dismiss Pegasus’ Remaining Claims, entered on May 12, 2004